Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Rubrik, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.000025 per share	Other(2)	9,488,340(4)	$56.06(2)	$531,916,340.40	0.0001531	$81,436.39
Equity	Class A Common Stock, par value $0.000025 per share	Other(3)	1,897,668(5)	$47.65(3)	$90,423,880.20	0.0001531	$13,843.90
Total Offering Amounts					$622,340,220.60		$95,280.29
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$95,280.29
___________
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock (“Common Stock”) of Rubrik, Inc. (the “Registrant”) that become issuable under the Registrant’s 2024 Equity Incentive Plan (the “2024 Plan”) and the Registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s Common Stock.
(2)Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 13, 2025.
(3)Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 13, 2025, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2024 ESPP.
(4)Represents the automatic increase to the number of shares of the Registrant’s Common Stock available for issuance under the 2024 Plan effective February 1, 2025, as provided for under the 2024 Plan.
(5)Represents the automatic increase to the number of shares of the Registrant’s Common Stock available for issuance under the 2024 ESPP effective February 1, 2025, as provided for under the 2024 ESPP.